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                                                                   Exhibit 99.1

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               CIRCON CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS
                                AUGUST 25, 1995

    The undersigned holder of Common Stock of Circon Corporation hereby appoints Richard A. Auhll, R. Bruce Thompson and Daniel J. Meaney, Jr., and each of them, with power of substitution, as proxies of the undersigned to attend the Special Meeting of Stockholders of Circon Corporation to be held on August 25, 1995, at 10:00 a.m. local time, at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California, and any continuance or adjournment thereof, and to vote the number of shares of Common Stock the undersigned would be entitled to vote if personally present as follows on the reverse side.

    The undersigned hereby revokes any proxy to vote said shares heretofore given and acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement relating to the Special Meeting.

             PLEASE BE SURE TO SIGN THE PROXY ON THE REVERSE SIDE.
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/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

   This Proxy will be voted as specified below. As to any other matter that may come before the Special Meeting, or any continuance or adjournment thereof, the undersigned hereby confers discretionary voting authority upon said proxies. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSAL NO. 1.

FOR  / /  AGAINST  / /  ABSTAIN  / /

   1. To approve and adopt the Agreement and Plan of Reorganization among Circon Corporation ("Circon"), Cabot Medical Corporation ("Cabot") and Circon Sub Corp. ("Sub"), pursuant to which Sub will be merged with Cabot and Cabot will become a wholly-owned subsidiary of Circon.

/ / MARK HERE FOR ADDRESS CHANGE AND NOTE SUCH CHANGE BELOW

/ / MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Dated:
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                        Signature(s)

NOTE: Please sign this proxy exactly as your name or names appear hereon. Joint owners should each sign personally. If signing as Attorney, Executor, Administrator, Guardian or Trustee, please give full title and evidence of authority to act. If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach certified copy of resolution or by-law evidencing authority.

       PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE
                            ACCOMPANYING ENVELOPE.